Exhibit 10.1

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of August 31, 2026 among METHODE ELECTRONICS, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company, each Lender party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Amended Credit Agreement (as defined below).

RECITALS

. The Company, the Lenders and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement, dated as of October 31, 2022 (as amended, supplemented restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

B. The Company has requested that Lenders constituting “Required Lenders” amend the Credit Agreement as set forth below.

C. The parties hereto have agreed to amend the Credit Agreement as provided herein.

D. In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1. Amendments: Effective upon satisfaction of the conditions precedent set forth in Section 2 below:

(a) The following definitions appearing in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders. The amount of the Aggregate Revolving Commitments immediately prior to the Fourth Amendment Effective Date is $400,000,000. The amount of the Aggregate Revolving Commitments on the Fourth Amendment Effective Date upon giving effect to the Fourth Amendment is $375,000,000.

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) (i) with respect to the 2027 Revolving Commitments, the Maturity Date with respect to the 2027 Revolving Loans and (ii) with respect to the 2028 Extended Revolving Commitments, the Maturity Date with respect to the 2028 Extended Revolving Loans, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Maturity Date” means (a) as to the 2027 Revolving Loans, October 31, 2027, (b) as to the 2028 Extended Revolving Loans, October 29, 2028 or (c) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof; provided, however, that, in each case, if such date is not a Business Day, the applicable Maturity Date shall be the next preceding Business Day. Unless the context otherwise requires, all references in this Agreement to the “Maturity Date” shall be deemed to be the then-latest Maturity Date.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Revolving Commitments shall include any Incremental Revolving Commitment. As of the Fourth Amendment Effective Date, Revolving Commitments shall consist of two tranches: (i) 2028 Extended Revolving Commitments and (ii) 2027 Revolving Commitments.

“Third Amendment Period” means the period from and including the Third Amendment Effective Date to and including the date that the financial statements and Compliance Certificate are delivered pursuant to Sections 6.01(b) and 6.02(b) for the fiscal quarter ending October 31, 2027.

(b) The penultimate sentence in the definition of “Applicable Rate” is hereby amended to read as follows:

Notwithstanding the foregoing, the Applicable Rate in effect from the first day of the Third Amendment Period to and including the date that the financial statements and Compliance Certificate are delivered pursuant to Sections 6.01(b) and 6.02(b) for the fiscal quarter ending October 31, 2026 shall be (a) 3.50% for Term SOFR Loans, Term SOFR Daily Floating Rate Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans and the Letter of Credit Fee, (b) 2.50% for Base Rate Loans and (c) 0.40% for the commitment fee payable pursuant to Section 2.09(a).

(c) The phrase, “expected run-rate cost savings, operating expense reductions and synergies for such period related to Acquisitions” appearing in the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following phrase: “expected run-rate cost savings, operating expense reductions and other cost saving synergies for such period related to Acquisitions”.

(d) The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“2027 Revolving Commitment” means, as to each Lender that did not consent to the extension of the Maturity Date of its Revolving Loans by executing and delivering the Fourth Amendment, the Revolving Commitment of such Lender.

“2027 Revolving Loans” means Revolving Loans made pursuant to 2027 Revolving Commitments.

“2028 Extended Revolving Commitment” means, as to each Lender that consented to the extension of the Maturity Date of its Revolving Loans by executing and delivering the Fourth Amendment, the Revolving Commitment of such Lender.

“2028 Extended Revolving Loans” means Revolving Loans made pursuant to 2028 Extended Revolving Commitments.

“Fourth Amendment” means that certain fourth amendment to credit agreement, dated as of the Fourth Amendment Effective Date, by and among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” means August 31, 2026.

(e) Section 2.05(c) of the Credit Agreement is hereby amended to read as follows:

(c) Subject to Section 2.05(e) below, if the Administrative Agent notifies the Company at any time that the Total Revolving Outstandings at such time exceed an amount equal to the Aggregate Revolving Commitments then in effect, then, within two (2) Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Aggregate Revolving Commitments then in effect; provided, however, that, subject to the provisions of Section 2.15, the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral, in reasonable amount, be provided in order to protect against the results of further exchange rate fluctuations.

(f) A new Section 2.05(e) is hereby added to the Credit Agreement to read as follows:

(e) If after giving effect to the reductions of the 2028 Extended Revolving Commitments pursuant to the second and third paragraphs of Section 2.06, the outstanding 2028 Extended Revolving Loans exceed the aggregate 2028 Extended Revolving Commitments, the Borrowers shall prepay the 2028 Extended Revolving Loans in an aggregate amount sufficient to reduce such excess. Such prepayments shall be applied to the 2028 Extended Revolving Loans of each Revolving Lender ratably in the same proportion as such reductions to their 2028 Extended Revolving Commitments.

(g) Section 2.06 of the Credit Agreement is hereby amended to add the following two paragraphs to the end of such Section:

On the Fourth Amendment Effective Date, immediately after giving effect to the Fourth Amendment, the 2028 Extended Revolving Commitments shall be automatically and permanently reduced by $25,000,000. Such reduction shall be applied to the 2028 Extended Revolving Commitment of each Revolving Lender ratably based on the aggregate 2028 Extended Revolving Commitments of all Revolving Lenders.

The 2028 Extended Revolving Commitments shall be automatically and permanently reduced by $75,000,000 at such time as the Company and its Subsidiaries have received gross cash proceeds from Dispositions (other than Dispositions permitted by Section 7.05(a), (b), (d), (f), (g), (h), (j) or (k)) in an aggregate amount exceeding $50,000,000 occurring after the Fourth Amendment Effective Date. Such reduction shall be applied to the 2028 Extended Revolving Commitment of each Revolving Lender ratably based on the aggregate 2028 Extended Revolving Commitments of all Revolving Lenders.

Upon receipt of such proceeds, the Company shall provide written notice to the Administrative Agent.

(h) Section 2.07 of the Credit Agreement is hereby amended to read as follows:

(a) Each Borrower shall repay: (i) to the applicable Lenders on the Maturity Date with respect to the 2027 Revolving Loans, the aggregate principal amount of 2027 Revolving Loans made to it and outstanding on such date, (ii) to the applicable Lenders on the Maturity Date with respect to the 2028 Extended Revolving Loans, the aggregate principal amount of 2028 Extended Revolving Loans made to it and outstanding on such date and (iii) with respect to all other Committed Loans, the applicable Maturity Date therefor. Following the Fourth Amendment Effective Date, the L/C Obligations and participation interests in Swing Line Loans shall continue to be held ratably among all Lenders with Revolving Commitments, but on the Maturity Date with respect to the 2027 Revolving Loans, the L/C Obligations and participation interests in Swing Line Loans held by Lenders holding 2027 Revolving Commitments shall be ratably reallocated, to the Lenders holding 2028 Extended Revolving Commitments (without regard to whether the conditions set forth in Section 4.02 can then be satisfied) and the Borrowers shall Cash Collateralize the balance of such L/C Obligations and/or prepay outstanding Swing Line Loans.

(b) The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date with respect to the 2028 Extended Revolving Loans.

(i) Section 2.08(c) of the Credit Agreement is hereby amended to read as follows:

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Furthermore, accrued and unpaid interest on the 2027 Revolving Loans shall be due and payable on the Maturity Date of the 2027 Revolving Loans.

(j) Section 7.07(e) of the Credit Agreement is hereby amended to read as follows:

(e) so long as no Default would exist and be continuing, the Company and each Subsidiary may make Restricted Payments in an amount not to exceed $2,500,000 in any fiscal quarter; and

(k) Section 7.13(b) of the Credit Agreement is hereby amended to read as follows

(b) Consolidated Debt to EBITDA Ratio. Permit the Consolidated Debt to EBITDA Ratio to be greater than (i) 4.25:1.00 as of the end of the fiscal quarters of the Company ending May 3, 2025 and August 2, 2025, (ii) 5.00:1.00 as of the end of the fiscal quarter of the Company ending November 1, 2025, (iii) 5.25:1.00 as of the end of the fiscal quarter ending January 31, 2026, (iv) 4.50:1.00 as of the end of the fiscal quarter ending May 2, 2026, (v) 4.25:1.00 as of the end of the fiscal quarter ending August 1, 2026, (vi) 3.75:1.00 as of the end of the fiscal quarter ending October 31, 2026 (vii) 3.50:1.00 as of the end of the fiscal quarter ending January 30, 2027, and (viii) 3.25:1.00 as of the end of any fiscal quarter of the Company ending thereafter; provided, that, after the Third Amendment Period, upon the occurrence of a Qualified Acquisition, for each of the four fiscal quarters of the Company immediately following such Qualified Acquisition (including the fiscal quarter of the Company in which such Qualified Acquisition was consummated (such period of increase, a “Adjustment Period”), the ratio set forth above shall be increased to 3.75:1.00; provided, further, that (i) for at least two (2) fiscal quarters of the Company immediately following each Adjustment Period, the Consolidated Debt to EBITDA ratio shall not be greater than 3.25:1.00 prior to giving effect to another Adjustment Period pursuant to the immediately preceding proviso, and (ii) there shall be no more than two (2) Adjustment Periods during the term of this Agreement.

(l) Schedule 2.01 to the Credit Agreement is hereby amended and restated to read as Schedule 2.01 attached hereto (which Schedule shall reflect the Revolving Commitments as in effect immediately after giving effect to the Fourth Amendment on the Fourth Amendment Effective Date).

2. Conditions Precedent. This Agreement shall be effective on the date hereof upon:

(a) receipt by the Administrative Agent of copies of this Agreement duly executed by the Company, the Guarantors, the Administrative Agent and the Required Lenders;

(b) receipt by the Administrative Agent of: (i) copies of the Organization Document of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a Responsible Officer of such Loan Party to be true and correct as of the Fourth Amendment Effective Date (or a certification that no modifications have been made to such Organization Documents since the date last delivered to the Administrative Agent); (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization; and (iv) an opinion of counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent;

(c) (i) upon the reasonable request of any Lender made at least five (5) days prior to the date hereof, receipt by such Lender of the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the date hereof; and (ii) upon the request of any Lender made at least five (5) days prior to the date hereof, if the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt by the Administrative Agent of a Beneficial Ownership Certification in relation to the Company;

(d) to the extent invoiced at least two (2) Business Days prior, payment by the Company of all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent in connection with this Agreement required to be paid by the Company as provided in the Amended Credit Agreement (directly to such counsel if requested by the Administrative Agent); and

(e) payment by the Company of all fees agreed in writing, including to the Lenders with 2028 Extended Revolving Commitments executing this Agreement.

3. Representations and Warranties of the Loan Parties. (a) After giving effect to this Agreement, the representations and warranties of each Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) no Default has occurred and is continuing or will exist immediately after giving effect to this Agreement.

4. Authority/Enforceability. Each Loan Party represents and warrants as follows:

(h)
It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and to general principles of equity or principles of good faith and fair dealing.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Agreement other than those that have already been obtained and are in full force and effect.

(d) The execution and delivery of this Agreement does not (i) contravene the terms of its Organization Documents, or (ii) violate any applicable material Law.

5. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other secure electronic format (.pdf) shall be effective as an original. Section 10.20 of the Amended Credit Agreement is hereby incorporated by reference with the full force and effect as if fully set forth herein.

6. GOVERNING LAW; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The terms of Sections 10.16 and 10.17 of the Amended Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

9. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. Continuing Effectiveness, etc. Except to the extent expressly set forth herein, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect. Upon the effectiveness hereof, all references to the Credit Agreement set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Amended Credit Agreement. This Agreement is a Loan Document.

11. Release. Each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, the Lenders party to this Agreement (including, for the avoidance of doubt, the Swing Line Lender) and each of their respective predecessors, successors, assigns, Related Parties, and counsel (hereinafter, all of the above collectively referred to as the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions, and causes of action of any nature whatsoever, in each case to the extent arising in connection with this Agreement, the Credit Agreement, any other Loan Document, or any of the negotiations, activities, events, or circumstances arising out of or related to this Agreement, the Credit Agreement, or any other Loan Document, in each case through the Fourth Amendment Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any member of the Lender Group; provided for the avoidance of doubt, that the Lenders, Administrative Agent and L/C Issuers are not released from their obligations pursuant to Article II, Article III or Article IX of the Credit Agreement from and after the Fourth Amendment Effective Date.

[signature pages follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

COMPANY: METHODE ELECTRONICS, INC.,

a Delaware corporation

By: /s/ Laura Kowalchik

Name: Laura Kowalchik

Title: Vice President of Corporate Finance and Chief Financial Officer

FOURTH AMENDMENT TO CREDIT AGREEMENT

GUARANTORS: DABIR SURFACES, INC.,

a Delaware corporation

By: /s/ Laura Kowalchik

Name: Laura Kowalchik

Title: Treasurer

Hetronic International, Inc.,

a Delaware corporation

By: /s/ Laura Kowalchik

Name: Laura Kowalchik

Title: Vice President and Treasurer

Hetronic USA, Inc.,

a Delaware corporation

By: /s/ Laura Kowalchik

Name: Laura Kowalchik

Title: Vice President and Treasurer

Methode Development Company,

a Delaware corporation

By: /s/ Laura Kowalchik

Name: Laura Kowalchik

Title: Vice President and Treasurer

TouchSensor Technologies, L.L.C.,

a Delaware limited liability company

By: /s/ Laura Kowalchik

Name: Laura Kowalchik

Title: Vice President and Treasurer

GRAKON, LLC,

a Delaware limited liability company

By: /s/ Laura Kowalchik

Name: Laura Kowalchik

Title: Manager and Controller

NORDIC LIGHTS NA, INC.,

a Delaware corporation

By: /s/ Laura Kowalchik

Name: Laura Kowalchik

Title: Vice President and Treasurer

FOURTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE

AGENT: BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ DeWayne D. Rosse

Name: DeWayne D. Rosse

Title: Vice President

FOURTH AMENDMENT TO CREDIT AGREEMENT

LENDERS: bank of america, n.a.,
as a Lender, Swing Line Lender and L/C Issuer

By: /s/ Jonathan M. Phillips
Name: Jonathan M. Phillips

Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Heather Hoopingarner
Name: Heather Hoopingarner

Title: Executive Director

TD BANK, N.A.,
as a Lender

By: /s/ Alan R. Buck
Name: Alan R. Buck

Title: Senior Relationship Manager

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Andrew Rice
Name: Andrew Rice

BMO BANK N.A.,
as a Lender

By: /s/ Joseph Basa
Name: Joseph Basa

Title: Director

CITIBANK, N.A.,
as a Lender

By: /s/ Steve Buehler
Name: Steve Buehler

Title: Authorized Signatory

FOURTH AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Ayesha Nabi
Name: Ayesha Nabi

Title: VP

SANTANDER bank, n.a.,
as a Lender

By: /s/ Jeffrey G. Millman
Name: Jeffrey G. Millman

Title: Vice President

Schedule 2.01

COMMITMENTS AND PRO RATA SHARES

Lender	Revolving Commitment	Pro Rata Share of Revolving Commitments*
Bank of America, N.A.	$106,202,099.73**	28.320559928%**
Wells Fargo Bank, National Association	$71,624,671.92**	19.099912513%**
PNC Bank, National Association	$42,666,666.66	11.377777776%
TD Bank, N.A.	$32,107,611.54**	8.562029745%**
HSBC Bank USA, National Association	$24,698,162.72**	6.586176726%**
BMO Harris Bank, N.A.	$19,758,530.19**	5.268941384%**
Citibank, N.A.	$19,758,530.19**	5.268941384%**
JPMorgan Chase Bank, N.A.	$19,758,530.19**	5.268941384%**
Santander Bank, N.A.	$19,758,530.19**	5.268941384%**
The Bank of East Asia, Limited, New York Branch	$18,666,666.66	4.977777776%
TOTAL	$375,000,000.00	100.000000000%

*Percentages rounded to the ninth decimal place.

**Denotes 2028 Extended Revolving Commitment